Exhibit 10.1
SUBSCRIPTION AND BACKSTOP PURCHASE AGREEMENT
     SUBSCRIPTION AND BACKSTOP PURCHASE AGREEMENT, dated June 27, 2007 (this “Agreement”), among Bally Total Fitness Holding Corporation, a Delaware corporation (the “Company”), the subsidiary guarantors listed on Schedule 1 hereto and such additional subsidiary guarantors as may become parties to this Agreement subsequent to the date hereof pursuant to a joinder hereto (the “Subsidiary Guarantors” and, together with the Company, “Bally”), and the parties set forth on Schedule 2 hereto (the “Backstop Providers”). Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the pre-packaged Chapter 11 plan of reorganization of the Debtors, dated as of June 27, 2007, a copy of which has been provided to the Backstop Providers and is attached hereto as Exhibit A, as such plan may be amended, supplemented or modified from time to time after the date hereof with the consent of the Required Backstop Parties (the “Plan”).
     WHEREAS, the Company and certain of its direct and indirect subsidiaries (as more particularly defined in the Plan (as defined below), the “Debtors”) intend to file chapter 11 petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101-1330 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (such chapter 11 cases, the “Chapter 11 Cases”) in order to effectuate a financial and corporate restructuring of the Debtors through the Plan;
     WHEREAS, prior to the execution and delivery of this Agreement, Bally and the Backstop Providers, as holders of more than 80% of the aggregate principal amount of the Company’s Prepetition Senior Subordinated Notes have, along with certain holders of a majority of the Company’s Senior Notes (the “Consenting Senior Noteholders” and, together with the Backstop Providers, the “Plan Support Parties”) entered into a Restructuring Support Agreement, dated June 15, 2007 (the “Restructuring Support Agreement”), pursuant to which the Debtors agreed, among other things, to file and use their best efforts to confirm and consummate the Plan, and the Plan Support Parties agreed, among other things, to vote to accept the Plan, subject to the terms and conditions of the Restructuring Support Agreement;
     WHEREAS, the Plan provides for a Rights Offering in connection with which (i) holders of Allowed Claims in Class 6-A (of which the Backstop Providers are members) as of the Rights Offering Recipients Record Date (the “Class 6-A Rights Offering Recipients”), which consists of all Allowed Claims in respect of the Prepetition Senior Subordinated Notes, will have the right to purchase Rights Offering Senior Subordinated Notes of the reorganized Company in an aggregate principal amount equal to approximately 27.9% of their Allowed Claims in Class 6-A, the aggregate principal amount of which is $90.0 million and (ii) the holders of Allowed Claims in Class 6-B-1 as of the Rights Offering Recipients Record Date, which consists of Allowed Unsecured Claims against the Company that are not guaranteed by, or secured by assets of, any of the Company’s subsidiaries (the “Class 6-B-1 Holders” and, together with the Class 6-A Rights Offering Recipients, the “Rights Offering Recipients”), will have the right to purchase additional Rights Offering Senior Subordinated Notes of the reorganized Company in the principal amount of approximately 27.9% of their respective Allowed Claims in Class 6-B-1;
     WHEREAS, each Backstop Provider has reviewed the Plan and the Solicitation Materials; and

     WHEREAS, subject to the terms and conditions hereof, each of the Backstop Providers has agreed, severally, but not jointly, to subscribe for, and purchase, its (i) Subscription Purchase and (ii) Backstop Purchase and (iii) Supplemental Backstop Purchase (each as defined below);
     WHEREAS, the Subsidiary Guarantors agree to be bound by the provisions hereof, including the payment obligation of the Company in respect of the Backstop Commitment Fee, and have agreed to guaranty the payment obligations of the Company hereunder in respect of the Backstop Commitment Fee and the indemnification obligations in Section 5.8 hereof, as provided for in the Limited Subsidiary Guarantee, dated as of the date hereof, a form of which is attached hereto as Exhibit B.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
SECTION 1.
DEFINITIONS
     The following terms will have the meaning set forth below:
     “Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Agreement” has the meaning assigned to it in the Preamble.
     “Approvals” means the consents, authorizations and approvals listed on Schedule 3 hereto.
     “Backstop Commitment” has the meaning assigned to it in the Recitals hereto.
     “Backstop Commitment Fee”, with respect to each Backstop Provider, means 4.0% of such Backstop Provider’s Backstop Share of $90,000,000, subject to reduction pursuant to Section 2.3(d) hereof.
     “Backstop Payment Date” has the meaning assigned to it in Section 2.3 hereof.
     “Backstop Providers” has the meaning assigned to it in the Preamble.
     “Backstop Purchase” has the meaning assigned to it in Section 2.2 hereof.
     “Backstop Purchase Amount” means the result of (i) a Backstop Provider’s Backstop Share multiplied by (ii) (x) $90,000,000 less (y) the aggregate principal amount of all Rights Offering Senior Subordinated Notes subscribed for and purchased in the Rights Offering by the Class 6-A Rights Offering Recipients (after giving effect to the exercise of oversubscription rights by all such Class 6-A Rights Offering Recipients).

     “Backstop Purchase Notice” has the meaning assigned to it in Section 2.2 hereof.
     “Backstop Share” means, with respect to any Backstop Provider, the percentage resulting from the ratio of (i) the principal amount of Prepetition Senior Subordinated Notes held by such Backstop Provider as of the Voting Record Date and (ii) the aggregate amount of Allowed Claims in respect of Prepetition Senior Subordinated Notes held by all Backstop Providers as of the Voting Record Date.
     “Backstop Termination Date” has the meaning assigned to it in Section 2.3 hereof.
     “Bankruptcy Code” has the meaning assigned to it in the Recitals hereto.
     “Bankruptcy Court” has the meaning assigned to it in the Recitals hereto.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
     “Class 6-A Rights Offering Recipients” has the meaning assigned to it in the Recitals hereto.
     “Company” has the meaning assigned to it in the Preamble.
     “Consenting Senior Noteholders” has the meaning assigned to it in the Recitals hereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Order” means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Backstop Providers, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.
     “First Quarter 2007 Balance Sheet” has the meaning assigned to it in Section 3.7 hereof.
     “Initial Subscription Purchase” has the meaning assigned to it in Section 2.1 hereof.
     “Material Adverse Effect” means, a change, effect, event, occurrence, development, circumstance or state of facts that, either alone or in combination, has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition, prospects or results of operations of the Company and its subsidiaries (including foreign subsidiaries and their respective businesses) taken as a whole, or which would or would reasonably be expected to materially impair its ability to perform its obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by the Plan; provided, that in no event shall (i) any effect directly resulting from the public announcement of this Agreement or the commencement of the Chapter 11 Cases or (ii) any changes in financial condition reflected in the updated financial information of the Company dated May 3, 2007 or June 13, 2007 and presented to a representative of the Backstop Providers be taken into account in determining whether there has been, or would reasonably likely be, a Material Adverse Effect for purposes of this Agreement.
     “Payment Date” has the meaning assigned to it in Section 2.3 hereof.
     “Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.
     “Petition Date” has the meaning assigned to it in the Plan.
     “Plan” has the meaning assigned to it in the Preamble.
     “Plan Support Parties” has the meaning assigned to it in the Recitals hereto.
     “Purchase Price” has the meaning assigned to it in Section 2.3 hereof.
     “Registration Rights Agreement” has the meaning set forth in the Plan.
     “Required Backstop Providers” has the meaning assigned to it in Section 8.5 hereof.
     “Restructuring Support Agreement” has the meaning assigned to it in the Recitals hereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” has the meaning assigned to it under Rule 1-02 of Regulation S-X promulgated under the Exchange Act.
     “Solicitation Materials” means the documents filed by the Company on the Petition Date as complying with Section 1126(b) of the Bankruptcy Code for the Company’s prepetition solicitation of votes on the Plan.
     “Subscription Amount” means the amount for each Backstop Provider listed on Schedule 2 hereto.
     “Subscription Purchase” has the meaning assigned to it in Section 2.1 hereof.
     “Subscription Purchase Notice” has the meaning assigned to it in Section 2.1 hereof.
     “Supplemental Backstop Purchase” has the meaning assigned to it in Section 2.2(b) hereof.

     “Supplemental Backstop Purchase Notice” has the meaning assigned to it in Section 2.2(b) hereof.
SECTION 2.
THE RIGHTS OFFERING AND BACKSTOP COMMITMENT
     2.1 The Rights Offering.
     (a) The Company will commence, administer and consummate the Rights Offering in accordance with the Plan.
     (b) Subject to the Company’s compliance with the terms hereof, each of the Backstop Providers hereby agrees, severally, but not jointly, to subscribe for its Subscription Amount of Rights Offering Senior Subordinated Notes (the “Initial Subscription Purchase” and, together with oversubscriptions by the Backstop Providers, if any, the “Subscription Purchase”). The Backstop Providers will have the opportunity, to the same extent as the other Class 6-A Rights Offering Recipients and as provided in the Plan, to oversubscribe in the Rights Offering.
     (c) On or before the fifth Business Day after the Subscription Expiration Date applicable to Class 6-A Rights Offering Recipients, the Company shall notify each Backstop Provider in writing (the “Subscription Purchase Notice”) as to the amount of its Subscription Purchase. Each Backstop Provider hereby agrees, severally, but not jointly, to take all action and execute and deliver all documents (including the Subscription Form) required to exercise its Rights in respect of the Subscription Purchase pursuant to the Rights Offering through the later of the Payment Date (as defined below) or the Effective Date of the Plan.
     2.2 Backstop Commitment.
     (a) On or before the fifth Business Day after the Subscription Expiration Date applicable to Class 6-A Rights Offering Recipients, the Company shall notify each Backstop Provider in writing (the “Backstop Purchase Notice”) as to (i) the aggregate principal amount of Rights Offering Senior Subordinated Notes that have not been subscribed for (including any oversubscriptions) and purchased by the Class 6-A Rights Offering Recipients in the Rights Offering, and (ii) the amount of each Backstop Provider’s Backstop Purchase Amount with respect to the Rights Offering Senior Subordinated Notes referred to in clause (i). Each Backstop Provider (independent of the obligation of any other Backstop Provider) shall subscribe for and purchase its Backstop Purchase Amount with respect to the Rights Offering Senior Subordinated Notes referred to in clause (i) in the immediately preceding sentence (the “Backstop Purchase”) on the applicable Payment Date (as defined below).
     (b) On or before the fifth Business Day after the Subscription Payment Date applicable to Class 6-A Rights Offering Recipients, the Company shall notify each Backstop Provider in writing (the “Supplemental Backstop Purchase Notice”) as to (i) the aggregate principal amount of Rights Offering Senior Subordinated Notes, if any, that (x) any and all Class 6-A Rights Offering Recipients other than any Backstop Provider had subscribed to purchase, or was believed by the Company to have subscribed to purchase, but had failed to consummate such purchase for any reason by the applicable Subscription Payment Date, and (y) was not taken into account in determining the Backstop Purchase of each Backstop Provider pursuant to Section

2.2(a) hereof, and (ii) the amount of each Backstop Provider’s Backstop Purchase Amount with respect to such the Rights Offering Senior Subordinated Notes referenced in clause (i). Each Backstop Provider (independent of the obligation of any other Backstop Provider) shall subscribe for and purchase its Backstop Purchase Amount with respect to the Rights Offering Senior Subordinated Notes referenced in clause (i) in the immediately preceding sentence (the “Supplemental Backstop Purchase”) on or before the applicable Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 2.2, no Backstop Provider shall be obligated to purchase any Rights Offering Senior Subordinated Notes in connection with its Backstop Purchase or Supplemental Backstop Purchase if such Backstop Provider’s Backstop Purchase Amount is less than $1,000 aggregate principal amount of Rights Offering Senior Subordinated Notes.
     2.3 Payment; Closing.
     (a) Each Backstop Provider hereby agrees, severally, but not jointly, to pay the applicable Subscription Price in respect of its Subscription Purchase, Backstop Purchase and Supplemental Backstop Purchase by wire transfer of immediately available funds to an account designated by the Company (i) in the case of the Subscription Purchase and the Backstop Purchase, on the date on which all conditions to the occurrence of the Effective Date (other than the condition of receipt of payment from the Backstop Providers of the Subscription Price in respect of their Subscription Purchase and Backstop Purchase) have been satisfied or waived or on such other date as may be mutually agreed by the Company and the Backstop Providers or (ii) in the case of the Supplemental Backstop Purchase, the fifth Business Day after the Company’s delivery of the Supplemental Backstop Notice (as applicable, the “Payment Date”).
     (b) On the Effective Date (in the case of the Subscription Purchase and the Backstop Purchase) or promptly after the applicable Payment Date (in the case of the Supplemental Backstop Purchase), the Company shall deliver to the nominee of The Depository Trust Company, for the account of each Backstop Provider, one or more global notes representing the aggregate of its Subscription Purchase, Backstop Purchase and Supplemental Backstop Purchase in connection with which the Company shall have received payment of the purchase price therefor (the “Purchase Price”).
     (c) Subject to Section 2.3(d), and in addition to the Limited Subsidiary Guarantee, the Company and the Subsidiary Guarantors hereby agree to pay each Backstop Provider its Backstop Commitment Fee, which shall be deemed earned as of the execution and delivery of this Agreement, on the earlier of the Effective Date, the termination of this Agreement or the rejection of this Agreement pursuant to Section 365 of the Bankruptcy Code in consideration for each Backstop Provider’s agreement to effect a Backstop Purchase or Supplemental Backstop Purchase herein; provided, however, that neither the Company nor any Subsidiary Guarantor will be obligated to pay a Backstop Commitment Fee to any Backstop Provider (i) that is in material default under any of its obligations under this Agreement as of the Payment Date or (ii) in the event that the Effective Date does not occur as a result of any Backstop Provider’s breach of any of its obligations under this Agreement or the Restructuring Support Agreement and such breach is not cured by any Backstop Provider on or before the fifth Business Day following the Company’s delivery of a notice of such breach to the Backstop Providers. In the case of a breach as described in clause (ii) of the immediately preceding sentence, the Company hereby assigns to each curing Backstop Provider any right of the Company to pursue any claim, whether at law or in equity, against any breaching Backstop Provider. Each of the Company and the Subsidiary Guarantors agree to pay the Backstop Commitment Fee in respect of any defaulting Backstop Provider to any curing Backstop Provider pro rata based on the aggregate principal amount of Rights Offering Senior Subordinated Notes not purchased by a defaulting Backstop Provider but purchased by a curing Backstop Provider (and each Backstop Provider hereby consents to such payment).
     (d) Notwithstanding the terms of Section 2.3(c), upon the occurrence of the Effective Date of the Plan (or any other plan that the Backstop Providers consent to as the Plan for purposes of this Agreement), each Backstop Provider’s Backstop Commitment Fee will be automatically reduced by an amount equal to 4.0% of its Subscription Amount. Subject to Section 2.3(c), if the Effective Date has not occurred by the 60th day following the Petition Date (the “Backstop Termination Date”), this Agreement shall terminate and the Backstop Commitment Fee shall automatically become due and payable to each Backstop Provider that is not in material default under this Agreement or the Restructuring Support Agreement; provided, however, that the Required Backstop Providers may extend the Backstop Termination Date, in their sole discretion, and, in the case of such extension, the Backstop Commitment Fee shall not become due and payable until the earlier of the Effective Date, the termination or the rejection of this Agreement or the Backstop Termination Date, as extended. If the Backstop Commitment Fee becomes payable, but the Plan is not consummated, the Company shall pay the Backstop Commitment Fee to each Backstop Provider in cash as an administrative expense under Section 503 of the Bankruptcy Code.
SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Backstop Providers, in their capacities as Backstop Providers and as Rights Offering Recipients under the Rights Offering, as of the date hereof, as follows:
     3.1 Organization. Each of the Company and its Significant Subsidiaries:
     (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
     (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where any such failure to be so qualified or licensed, individually in the aggregate, would not result in a Material Adverse Effect; and
     (c) has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to own and/or operate, individually in the aggregate, would not result in a Material Adverse Effect.

     3.2 Due Authorization, Execution and Delivery; Enforceability. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the Approvals, to perform its obligations hereunder, including the issuance of the Rights Offering Senior Subordinated Notes, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement. Subject to the Approvals, this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     3.3 The Rights Offering Senior Subordinated Notes. The Rights Offering Senior Subordinated Notes have been duly authorized by the Company, subject to the receipt of the Approvals and the occurrence of the Effective Date, and when duly executed, authenticated, issued and delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
     3.4 Consents. Subject to the Approvals, none of the execution, delivery or performance of this Agreement by the Company, including the issuance of Rights Offering Senior Subordinated Notes by it, will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.
     3.5 No Conflicts. Except for the Approvals, and subject to the occurrence of the Effective Date, the execution, delivery and performance of this Agreement by the Company, including the issuance of shares of Rights Offering Senior Subordinated Notes and the consummation of the transactions contemplated hereunder and thereunder, will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its subsidiaries is a party or by which any of its or any of its subsidiaries’ properties or assets are bound as in effect on the Effective Date, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its subsidiaries or by which any of its or its subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in a Material Adverse Effect.
     3.6 No Registration. Assuming the accuracy of the representations and warranties of the Backstop Providers set forth in this Agreement, no registration of the Rights Offering Senior Subordinated Notes under the Securities Act is required for the purchase of the Rights Offering Senior Subordinated Notes by the Backstop Providers in the manner contemplated by this Agreement.

     3.7 Financial Statements. The Company has heretofore delivered to the Backstop Providers an unaudited consolidated balance sheet as of March 31, 2007 (the “First Quarter 2007 Balance Sheet”). The First Quarter 2007 Balance Sheet was prepared in conformity with GAAP (except as provided below in this Section 3.7), is complete and correct in all material respects and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries as of March 31, 2007, subject to the completion of the audit for the year ended December 31, 2006 that may result in changes to the First Quarter 2007 Balance Sheet; provided, however, that the Backstop Providers acknowledge that (i) the Company’s method of recognition of deferred revenue is uncertain as of the date hereof and may not have been conducted in accordance with GAAP and (ii) the Company’s reserves in respect of worker’s compensation, general liability and health insurance as reflected on the First Quarter 2007 Balance Sheet do not include the Company’s estimates of potential recoveries for such liabilities. Except as described in this Section 3.7, neither the Company nor any of its subsidiaries has any contingent obligation, contingent liability, or liability for taxes, long term lease or unusual forward of long term commitment or other material liability, liquidated or unliquidated, that could reasonably be expected to have a Material Adverse Effect and is not reflected on the First Quarter 2007 Balance Sheet.
     3.8 Restructuring Support Agreement. The Company shall comply with its obligations under the Restructuring Support Agreement.
     3.9 No Fiduciary Representation. Notwithstanding anything herein to the contrary, Bally acknowledges and agrees that (a) the transactions contemplated hereby are arm’s length commercial transactions between Bally, on the one hand, and the Backstop Providers, on the other, (b) in connection therewith and with the processes leading to such transactions, each Backstop Provider is acting solely as a principal and not the agent or fiduciary of Bally or its debtor estate, (c) no Backstop Provider has assumed an advisory or fiduciary responsibility in favor of Bally or its debtor estate with respect to any legal, tax, investment, accounting, regulatory or other matters involving the transactions contemplated herein or the processes leading thereto (irrespective of whether such Backstop Provider has advised or is currently advising Bally on other matters), and (d) Bally has consulted its own legal and financial advisors to the extent it deemed appropriate. Bally agrees that it will not claim that any Backstop Provider has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Bally or its shareholders or estate, in connection with the transactions contemplated herein or the processes leading thereto.
SECTION 4.
REPRESENTATIONS AND WARRANTIES OF EACH BACKSTOP PROVIDER
     Each Backstop Provider represents and warrants to the Company, for itself and no other Backstop Provider, as of the date hereof as follows:
     4.1 Organization. The Backstop Provider is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     4.2 Due Authorization. The Backstop Provider has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.
     4.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Backstop Provider and constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
     4.4 No Registration Under the Securities Act; Selling Restrictions. Each Backstop Provider acknowledges that the Rights Offering Senior Subordinated Notes to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act and that the Company shall not be required to effect any registration under the Securities Act, or any state securities law, of the Rights Offering Senior Subordinated Notes, except pursuant to the Registration Rights Agreement. Each Backstop Provider understands and agrees on its own behalf that it will not offer, resell, pledge or otherwise transfer the Rights Offering Senior Subordinated Notes unless the Rights Offering Senior Subordinated Notes are offered, resold, pledged or otherwise transferred in accordance with the limitations on transfers set forth in the indenture governing such Rights Offering Senior Subordinated Notes and any applicable securities laws of any state of the United States and:
     (a) the Rights Offering Senior Subordinated Notes are sold in compliance with Rule 144A under the Securities Act; or
     (b) the Rights Offering Senior Subordinated Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or
     (c) the Rights Offering Senior Subordinated Notes are sold pursuant to an effective registration statement under the Securities Act; or
     (d) the Rights Offering Senior Subordinated Notes are sold to the Company; or
     (e) the Rights Offering Senior Subordinated Notes are disposed of in any other transaction that does not require registration under the Securities Act.
     4.5 Acquisition for Investment. The Rights Offering Senior Subordinated Notes are being acquired under this Agreement by the Backstop Provider in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act; provided, however, that the disposition of the Rights Offering Senior Subordinated Notes shall at all times be within such Backstop Provider’s control, subject to compliance with applicable law.
     4.6 Accredited Investor Representations. Each Backstop Provider represents, warrants and acknowledges as set forth in Schedule 4 hereof. Each Backstop Provider further acknowledges that it has, independently and without reliance upon Jefferies & Company, Inc., Houlihan Lokey Howard & Zukin Capital, Inc., any of their Affiliates or any other Person, and based upon the Solicitation Materials, made its own analysis and decision to enter into this Agreement.

SECTION 5.
ADDITIONAL COVENANTS
     The Company and the Backstop Providers hereby agree and covenant as follows:
     5.1 No Listing. The Company will not take any steps to list the Rights Offering Senior Subordinated Notes on any securities exchange.
     5.2 Legends. The Backstop Providers agree with the Company that the certificates evidencing the Rights Offering Senior Subordinated Notes to be purchased hereunder will bear the following legend:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE REQUIREMENTS OF ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (2) UNDER ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”
     5.3 Further Assurances. From time to time after the date of this Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents, and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.
     5.4 Access to Information. For so long as any of the Rights Offering Senior Subordinated Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (unless such securities can be sold pursuant to Rule 144(k) under the Securities Act or otherwise can be sold under section 4(1) of the Securities Act without restriction), the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of Rights Offering Senior Subordinated Notes and to each prospective purchaser of such Rights Offering Senior Subordinated Notes (as designated by such holder), upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.
     5.5 Access to Books and Records. Subject to applicable law and confidentiality agreements, Bally shall provide to the Backstop Providers and their advisors and representatives reasonable access during normal business hours to all books, records, documents, properties, personnel, advisors and representatives of Bally. In addition, Bally shall promptly provide written notification to the Backstop Providers of any claim or litigation, arbitration or administrative proceeding that is overtly threatened in writing or filed against the company from the date hereof until the earlier of the (i) Effective Date and (ii) termination of this Agreement. Bally shall promptly provide written notice to the Backstop Providers of any change in any of the information contained in the representations or warranties made by Bally herein and shall promptly furnish any information that a Backstop Provider may reasonably request in relation to such changes
     5.6 Commercially Reasonable Efforts. The Company shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied and to consummate the transactions contemplated herein.
     5.7 Company to Assume Agreement. Each of the Company and the Subsidiary Guarantors covenants and agrees to file a motion on the Petition Date seeking authorization to assume this Agreement pursuant to Section 365 of the Bankruptcy Code and to use commercially reasonable efforts to assume this Agreement as soon as practicable.
     5.8 Indemnity and Reimbursement. Each of the Company and the Subsidiary Guarantors shall indemnify each Backstop Provider and respective affiliates, and each of their respective directors, officers, partners, members, employees, agents, counsel, advisors and assignees for any liability or expenses arising from any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, this Agreement, the Plan, the Restructuring Support Agreement, Disclosure Statement, the Rights Offering, the prepetition or postpetition solicitation of acceptances of the Plan, the prepetition or postpetition solicitation of subscriptions with respect to the Rights Offering, and the acts taken hereunder, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of this Agreement or the Plan, or any claim, litigation, investigation or proceeding relating thereto; provided, that the foregoing indemnity will not, as to any Backstop Provider, apply to any liability or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Backstop Provider or any of its Affiliates. Each of the Company and the Subsidiary Guarantors shall also reimburse the Backstop Providers, upon presentation of a sufficiently detailed invoice and without application to the Bankruptcy Court, for all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented fees of one counsel, incurred by the Backstop Providers in connection with the negotiation and performance of their obligations under this Agreement, the Restructuring Support Agreement, the Plan or related documents. Neither the Company nor the Subsidiary Guarantors shall be liable for any settlement of any such proceeding effected without its written consent, but if settled with such consent, the Company shall indemnify the Backstop Providers from and against any loss, liability or expenses by reason of such settlement, subject to the rights of the Company and the Subsidiary Guarantors in this paragraph to claim exemption from its indemnity obligations. The obligations of the Company and the Subsidiary Guarantors under this Section 5.8 shall survive any termination or rejection of this Agreement.
     5.9 Operations in Ordinary Course of Business. Following execution of this Agreement, the Company and its subsidiaries shall, absent consent of the Required Backstop Providers, continue to operate in the ordinary course of business.
     5.10 Maintenance of Chief Operating Officer. The Company shall (i) maintain the employment of the current Chief Operating Officer or (ii) in the event such employment is terminated, hire a replacement Chief Operating Officer approved in advance by the Required Backstop Providers.

     5.11 Notice of Alternative Proposals. At all times prior to, on, or after the date of the commencement of the Chapter 11 Cases, Bally shall be obligated to promptly deliver to the Backstop Providers all written communications delivered to or received by Bally or its advisors making or materially modifying any alternative offers, including, without limitation, copies of all expressions of interest, term sheets, letters of interest, offers, proposed agreements or otherwise, and shall regularly update (not less than once every five Business Days) the Backstop Providers concerning such matters.
SECTION 6.
CONDITIONS TO BACKSTOP PROVIDERS’ BACKSTOP OBLIGATIONS
     The obligation of the Backstop Providers to consummate the Subscription Purchase, Backstop Purchase and Supplemental Backstop Purchase, shall be subject, in each case, to the satisfaction of each of the following conditions on the Payment Date:
     (a) Restructuring Support Agreement. The Restructuring Support Agreement shall not have terminated, and no material default thereunder by Bally shall have occurred and be continuing, unless waived in writing by the Requisite Subordinated Noteholders (as defined in the Restructuring Support Agreement) or cured within the time period specified in, and otherwise in accordance with, the Restructuring Support Agreement;
     (b) Required Consents. All of the Approvals shall have been obtained;
     (c) Backstop Commitment Fee. The Debtors shall have paid to the Backstop Providers the Backstop Commitment Fee as set forth in Section 2.3(c), subject to reduction pursuant to Section 2.3(d) of this Agreement;
     (d) Rights Offering. All conditions to the consummation of the Rights Offering, except for the receipt by the Company of the Purchase Price in respect of the aggregate principal amount of Rights Offering Senior Subordinated Notes subscribed for by all Rights Offering Recipients in the Rights Offering, shall have been fulfilled;
     (e) Plan Effectiveness. All conditions to the occurrence of the Effective Date shall have occurred (other than the consummation of the Subscription Purchase, Backstop Purchase and Supplemental Backstop Purchase) and the Plan shall not have been amended or modified in any material respect without the consent of the Required Backstop Providers;
     (f) Material Adverse Effect. No Material Adverse Effect shall have occurred since March 31, 2007.
     (g) Assumption of Agreement. The Debtors shall have assumed this Agreement pursuant to Section 365 of the Bankruptcy Code;
     (h) Other Conditions. (i) The Debtors shall have performed in all material respects their obligations hereunder (or cured any default thereof within the period specified in Section 8.10 hereof) required to be performed by them at or prior to the Payment Date, and (ii) the representations and warranties of the Debtors contained in this Agreement shall be true and correct in all material respects, in each case, at and as of the Payment Date.

SECTION 7.
CONDITIONS TO COMPANY’S BACKSTOP OBLIGATIONS
     The obligations of the Company to issue Rights Offering Senior Subordinated Notes to the Backstop Providers in respect of the Subscription Purchase, Backstop Purchase and Supplemental Backstop Purchase pursuant to Section 2 hereof (but not the obligations of the Company in respect of the Backstop Commitment Fee pursuant to Section 2.3 or its indemnification obligations pursuant to Section 5.8) are subject to the satisfaction (or the waiver by the Company) of the following conditions as of the Payment Date:
     (a) Restructuring Support Agreement. The Restructuring Support Agreement shall not have terminated;
     (b) Required Consents. All of the Approvals shall have been obtained;
     (c) Rights Offering. The Rights Offering in respect of Class 6-A Rights Offering Recipients shall have been consummated pursuant to the Plan;
     (d) Plan Effectiveness. All conditions to the occurrence of the Effective Date shall have occurred; and
     (e) Other Conditions. (i) Each Backstop Provider shall have performed in all material respects its obligations hereunder (or cured any default thereof within the period specified in Section 8.10 hereof) required to be performed by it at or prior to the Payment Date, and (ii) the representations and warranties of each Backstop Provider contained in this Agreement shall be true and correct in all material respects at and as of the Payment Date.
SECTION 8.
MISCELLANEOUS
     8.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:
     (i) if to a Backstop Provider, to the address, facsimile number or email address set forth in Schedule 1 hereto:
     with a copy to:
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
Attn: Daniel Golden, Esq.
Russell Parks, Jr., Esq.
Facsimile: (212) 872-1002

and
Houlihan Lokey Howard & Zukin Capital, Inc.
255 South Sixth Street, Suite 4950
Minneapolis, MN 55402-4304
Attn: Brad Geer
Facsimile: (612) 338-2938
     (ii) if to the Company, to:
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, IL 60631
Attn: Marc D. Bassewitz
E-Mail: mbassewitz@ballyfitness.com
Facsimile: (773) 399-0126
     with a copy to:
Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
Attn: Mark D. Gerstein
David S. Heller
E-Mail: mark.gerstein@lw.com
david.heller@lw.com
Facsimile: (312) 993-9767
     8.2 Survival of Representations and Warranties, etc. All representations and warranties made in this Agreement and the Schedules attached hereto will survive the execution and delivery of this Agreement and consummation of the Rights Offering until expiration of the applicable statute of limitations.
     8.3 Assignment. Except as described in this Section 8.3, this Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, any Backstop Provider may (i) assign its rights and obligations hereunder to any wholly owned affiliate thereof or (ii) freely assign its rights under Sections 5.4 and 5.8 hereunder, provided that any such assignment pursuant to clauses (i) or (ii) of this sentence shall not release such Backstop Provider from any of its obligations under this Agreement.
     8.4 Entire Agreement. This Agreement, including the terms of the agreements contemplated hereby and referred to herein contain the entire agreement by and between the Company and the Backstop Providers with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto. To the extent there is an inconsistency between the provisions in this Agreement and the agreements contemplated hereby and referred to herein, the provisions in this Agreement shall control. To the extent there is an inconsistency between the provisions in this Agreement and the Plan, this Agreement shall control.
     8.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Backstop Providers who are holders of 50% of the aggregate principal amount of Prepetition Senior Subordinated Notes held by all Backstop Providers (the “Required Backstop Providers”) or, in the case of a waiver, by (i) the Required Backstop Providers, in the case of a waiver by any Backstop Provider or (ii) the Company, in the case of a waiver by the Company or any Debtor. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. Notwithstanding anything to the contrary in this Agreement, no amendment that reduces the Backstop Commitment Fee or increases a Backstop Provider’s Backstop Purchase Amount shall be effective against any Backstop Provider without such Backstop Provider’s consent.
     8.6 Governing Law; Jurisdiction; Venue; Process. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.
     8.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     8.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.
     8.10 Termination. This Agreement shall terminate:
     (a) in the event of a material breach of this Agreement by any of the Backstop Providers that has prevented the satisfaction of any condition to the effectiveness of the Plan, or the Company’s performance of any of its obligations hereunder or under the Restructuring Support Agreement or the Plan, and such violation or breach has not been waived by the Company or cured in all material respects by the applicable Backstop Provider within five Business Days after written notice thereof from the Company (provided, however, that the Company may not seek to terminate this Agreement based upon a material breach arising out of its own actions or omissions in breach hereof);
     (b) in the event of a material breach of this Agreement by the Company which has prevented the satisfaction of any condition to the effectiveness of the Plan, or the Company’s performance of any of its obligations hereunder or under the Restructuring Support Agreement or the Plan, and such violation or breach has not been waived by the Required Backstop Providers or cured in all material respects by the Company within five Business Days after written notice thereof from the Required Backstop Providers (provided, however, that the Required Backstop Providers may not seek to terminate this Agreement based upon a material breach arising out of the actions or omissions of any Backstop Provider in breach hereof);
     (c) if the Company or any of the other Debtors, without the written consent of the Required Backstop Providers, after the date hereof (i) amend or otherwise modify in any material respect their existing executive compensation programs (including the Prepetition Management Incentive Plan, or adopt any new executive compensation programs other than the Prepetition Management Incentive Plan, (ii) amend or otherwise modify the Prepetition Credit Documents, the Senior Notes Indenture or any Senior Notes (each as defined in the Plan) in any material respect that conflicts or is inconsistent with the Plan, (iii) enter into any new consulting agreements or executive employment agreements (including with any chief executive officer appointed after the date hereof) that individually exceeds $35,000 per month, or (iv) enter into any new contracts with a term of one year or longer that are not terminable without penalty on less than 90 days notice or with payments by the Company that individually exceed $1,000,000 over the term of such contract or agreement, or that exceed in the aggregate $5,000,000 over the terms of all such contracts and agreements that individually exceed $500,000 over their respective terms, in the case of each of clauses (iii) and (iv) other than renewals, extensions or other modifications of any existing contracts or operating agreements entered into in the ordinary course of business (but excluding material increases in the amounts payable thereunder), provided, however, that this Agreement may not be terminated upon the occurrence of any of the foregoing actions or occurrences described in any of clauses (c)(i) through (c)(iv) unless the Company and/or the other Debtors fails to rescind or otherwise undo, nullify or render ineffective such actions or occurrences within five Business Days after delivery of a notice by the Required Backstop Providers as to their intention to terminate this Agreement based on any such clause, or if the Chapter 11 Cases are then pending, within five Business Days after the filing of a motion by Required Backstop Providers for relief from the automatic stay to permit the delivery of such notice (in which case this Agreement shall automatically terminate on the fifth Business Day after the filing of such motion unless the actions or other occurrences described in the applicable clause of this Section 8.10(c) have been rescinded or otherwise undone, nullified or rendered ineffective by such time);
     (d) if any of the Company or the Debtors breaches the Restructuring Support Agreement in any material respect and such breach is not cured on or before the fifth Business Day after delivery by the Required Subordinated Noteholders (as defined in the Restructuring Support Agreement) of notice of such breach or if the Chapter 11 Cases are then pending, on or before the fifth Business Day after the filing by Required Subordinated Noteholders (as defined in the Restructuring Support Agreement) of a motion for relief from the automatic stay to permit the delivery of such notice (in which case this Agreement shall automatically terminate on the fifth Business Day after the filing of such motion unless such breach has been cured by such time);
     (e) if the Company and the Required Backstop Providers agree to terminate this Agreement; or
     (f) if this Agreement is terminated pursuant to Section 2.3(d) hereof.
     Regardless of the termination of this Agreement pursuant to this Section 8.10, (i) the parties to this Agreement shall remain liable for breaches of this Agreement prior to its termination, (ii) the Company and the Subsidiary Guarantors shall remain liable for the Backstop Commitment Fee to each non-breaching Backstop Provider to the extent provided in this Agreement, including Section 2.3(c) hereof and (iii) the Company and the Subsidiary Guarantors shall remain liable for the indemnity and reimbursement obligations set forth in Section 5.8 hereof.
     8.11 Several, Not Joint, Obligations. The agreements, representations, and obligations of the Backstop Providers under this Agreement are, in all respects, several and not joint.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:	/s/ Marc D. Bassewitz
	Name:	Marc D. Bassewitz
	Title:	Senior Vice President

THE GUARANTORS, named on Schedule 1 hereto
By:	/s/ Marc D. Bassewitz
	Name:	Marc D. Bassewitz
	Title:	Senior Vice President

ANSCHUTZ INVESTMENT COMPANY
By:	/s/ Scott Carpenter
	Name:	Scott Carpenter
	Title:	President

GOLDMAN, SACHS & CO.
By:	/s/ Donald Mullen
	Name:	Donald Mullen
	Title:	Managing Director

SPECIAL VALUE OPPORTUNITIES FUND, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SPECIAL VALUE EXPANSION FUND, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SPECIAL VALUE CONTINUATION PARTIES, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SCHEDULE 1
SUBSIDIARY GUARANTORS
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BALLY REFS WEST HARTFORD, LLC
BALLY TOTAL FITNESS OF CONNECTICUT COAST, INC.
BALLY TOTAL FITNESS OF CONNECTICUT VALLEY, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
BALLY TOTAL FITNESS OF UPSTATE NEW YORK, INC.
BALLY TOTAL FITNESS OF COLORADO, INC.
BALLY TOTAL FITNESS OF THE SOUTHEAST, INC.
HOLIDAY/ SOUTHEAST HOLDING CORP.
BALLY TOTAL FITNESS OF CALIFORNIA, INC.
BALLY TOTAL FITNESS OF THE MID-ATLANTIC, INC.
BTF/CFI, INC.
BALLY TOTAL FITNESS OF GREATER NEW YORK, INC.
JACK LA LANNE HOLDING CORP.
BALLY SPORTS CLUBS, INC.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
BALLY TOTAL FITNESS OF PHILADELPHIA, INC.
BALLY TOTAL FITNESS OF RHODE ISLAND, INC.
RHODE ISLAND HOLDING COMPANY
BALLY TOTAL FITNESS OF THE MIDWEST, INC.
BALLY TOTAL FITNESS OF MINNESOTA, INC.
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.
BALLY TOTAL FITNESS FRANCHISING, INC.

SCHEDULE 2
BACKSTOP PROVIDERS

Subscription
Backstop Provider	Address	Amount
Anschutz Investment Company

Goldman, Sachs & Co.

Special Value Opportunities Fund, LLC

Special Value Expansion Fund, LLC

Special Value Continuation Partners, LP

Tennenbaum Opportunities Partners V, LP

SCHEDULE 3
APPROVALS
1.	The entry of the Final Order of the United States Bankruptcy Court for the Southern District of New York confirming the Plan.

SCHEDULE 4
ACCREDITED INVESTOR REPRESENTATIONS AND WARRANTIES
1.	It has received and reviewed the Plan Term Sheet and this Agreement;

2.	It acknowledges that (a) the Company has not filed recent periodic reports with the Securities and Exchange Commission (the “SEC”), (b) the information that the Company intends to include in future SEC filings is not available at this time and, were it available, could be material to the Backstop Provider’s decision whether to enter into this Agreement and (c) the Company cannot predict when this information will be available;

3.	It is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

4.	It acknowledges that any information that it has requested concerning the Company and the Rights Offering Senior Subordinated Notes or any other matter relevant to its decision to elect to receive the Rights Offering Senior Subordinated Notes is or has been made available to it;

5.	It (a) is able to act on its own behalf in the transactions related to this Agreement, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Rights Offering Senior Subordinated Notes and (c) has the ability to bear the economic risks of its prospective investment in the Rights Offering Senior Subordinated Notes and can afford the complete loss of such investment; and

6.	It understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the acknowledgments, representations, warranties and agreements made in this Agreement are, at any time, no longer accurate, it shall promptly notify the Company.

EXHIBIT A
PLAN OF REORGANIZATION

EXHIBIT B
LIMITED SUBSIDIARY GUARANTY
     LIMITED SUBSIDIARY GUARANTY, dated as of June 27, 2007 (this “Guaranty”), is made by the subsidiary guarantors listed on Schedule 1 hereto and such additional subsidiary guarantors as may become parties to this Guaranty subsequent to the date hereof pursuant to a joinder hereto (each a “Subsidiary Guarantor,” and collectively, the “Subsidiary Guarantors”), in favor of the Backstop Providers (the “Backstop Providers”) under and as defined in the Subscription and Backstop Purchase Agreement (as defined below).
     WHEREAS, Bally Total Fitness Holding Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors and the Backstop Providers are parties to the Subscription and Backstop Purchase Agreement, dated June 27, 2007 (the “Subscription and Backstop Purchase Agreement”);
     WHEREAS, the Subscription and Backstop Purchase Agreement provides, in part, that the Company and the Subsidiary Guarantors shall (i) pay each Backstop Provider its Backstop Commitment Fee pursuant to Section 2.3(c) of the Subscription and Backstop Purchase Agreement (the “Backstop Commitment Fee Obligations”) and (ii) indemnify the Backstop Providers pursuant to Section 5.8 of the Subscription and Backstop Purchase Agreement (the “Indemnification Obligations” and, collectively with the Backstop Commitment Fee Obligations, the “Obligations”), each in consideration for the obligations of the Backstop Providers thereunder;
     WHEREAS, the Subsidiary Guarantors have agreed to guaranty the payment obligations of the Company in respect of the Obligations.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Backstop Providers to perform their obligations under the Subscription and Backstop Purchase Agreement, the Subsidiary Guarantors hereby agree with the Backstop Providers, for the benefit of the Backstop Providers:
     1.1. Defined Terms.
     Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Subscription and Backstop Purchase Agreement.
     2.1. Guaranty of Payment.
     (a) Each Subsidiary Guarantor hereby unconditionally guaranties, jointly and severally, the full and prompt payment to the Backstop Providers when due, upon demand, of any and all of the Obligations.
     (b) Each Subsidiary Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above.

     (c) Each Subsidiary Guarantor agrees that all payments under this Guaranty shall be made in United States currency in the same manner as provided for the Obligations.
     3.1. Nature of Guaranty: Continuing, Absolute and Unconditional.
     (a) This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by the Backstop Providers therefor or with respect thereto, whether or not furnished by any Subsidiary Guarantor. Each Subsidiary Guarantor shall have no right of subrogation with respect to the Obligations or any payments made by the Subsidiary Guarantor hereunder and hereby waives any right to enforce any remedy which the Backstop Providers now have or may hereafter have against the Company or any endorser or any other Subsidiary Guarantor of all or any part of the Obligations. Each Subsidiary Guarantor agrees that it will not take any action to enforce any obligations of Company to any Subsidiary Guarantor prior to the Obligations being paid in full in cash; provided, that in the event of the bankruptcy or insolvency of the Company, the Backstop Providers shall be entitled to file in the name of any Subsidiary Guarantor or in its own name a claim for any and all indebtedness owing to such Subsidiary Guarantor by the Company (exclusive of this Guaranty), to vote such claim and to apply the proceeds of any such claim to the Obligations.
     (b) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Subsidiary Guarantors to be the final, complete and exclusive expression of the guaranty agreement between the Subsidiary Guarantors and the Backstop Providers. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Backstop Providers and by the Subsidiary Guarantors affected thereby.
     (c) Until final payment and performance in full of the Obligations, each Subsidiary Guarantor hereby releases the Company from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, “claims” (as defined in Section 101 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”)), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which such Subsidiary Guarantor is or would at any time be entitled by virtue of its obligations hereunder or any payment made pursuant hereto, including any such claims to which such Subsidiary Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.
     4.1. Certain Rights and Obligations.
     (a) If any default shall be made in the payment of any of the Obligations and any grace period has expired with respect thereto as provided in the Subscription and Backstop Purchase Agreement, each Subsidiary Guarantor hereby agrees to pay the same in full to the extent hereinafter provided:

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     (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Company;
     (ii) without requiring presentment, protest or notice of nonpayment or notice of default to any Subsidiary Guarantor, to the Company or to any other Person;
     (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company;
     (iv) without requiring the Backstop Providers to resort first to the Company (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which the Backstop Providers may hold;
     (v) without requiring notice of acceptance hereof or assent hereto by the Backstop Providers; and
     (vi) without requiring notice that any of the Obligations have been incurred, extended or continued or of the reliance by the Backstop Providers upon this Guaranty;
all of the foregoing which each Subsidiary Guarantor hereby waives.
     (b) To the extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by any of the following, all of which each Subsidiary Guarantor hereby waives:
     (i) any defense arising by reason of the cessation from any cause whatsoever of liability of the Company including, without limitation, any failure, negligence or omission by the Backstop Providers in enforcing its claims against the Company;
     (ii) any release, settlement or compromise of any obligation of the Company;
     (iii) the invalidity or unenforceability of any of the Obligations;
     (iv) any change of ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company;
     (v) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;
     (vi) the existence of any claim, setoff or other right which any Subsidiary Guarantor may have at any time against the Backstop Providers or the Company in connection herewith or any other transaction, related or unrelated; or
     (vii) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of any Subsidiary Guarantor from its obligations hereunder (other than termination of this Guaranty in accordance with Section 5.1 hereof), all whether or not any Subsidiary Guarantor shall have had notice or

4

knowledge of any act or omission referred to in the foregoing clauses (i) through (vi) of this Section 4.1(b).
     5.1. Termination.
     This Guaranty shall remain in full force and effect until the date on which all of the Obligations have been finally and irrevocably paid in full in cash and the commitments of the Backstop Providers under the Subscription and Backstop Purchase Agreement shall have been terminated. Thereafter, but subject to the following, the Backstop Providers shall take such action and execute such documents as the Subsidiary Guarantors may request (and at the Subsidiary Guarantors’ joint and several cost and expense) in order to evidence the termination of this Guaranty. Payment of all of the Obligations from time to time shall not operate as a discontinuance of this Guaranty. Each Subsidiary Guarantor further agrees that, to the extent that any Backstop Provider is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator, or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to such Backstop Provider, this Guaranty, to the extent theretofore discharged, reduced, or satisfied, shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by the Backstop Providers in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Backstop Providers’ rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.
     6.1. Miscellaneous.
     (a) The terms “Company” and “Subsidiary Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership or corporation to which all or substantially all of the business or assets of the Company or any Subsidiary Guarantor, respectively, shall have been transferred; and (ii) any other corporation or other entity into or with which the Company or any Subsidiary Guarantor, as appropriate, shall have been merged, consolidated, reorganized or absorbed.
     (b) No course of dealing between the Company or any Subsidiary Guarantor and the Backstop Providers and no act, delay or omission by the Backstop Providers in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Backstop Providers may remedy any default by the Company under any agreement with the Company or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company. All rights and remedies of the Backstop Providers hereunder are cumulative.
     (c) This Agreement shall inure to the benefit of the Backstop Providers and its successors and assigns under the Subscription and Backstop Purchase Agreement.

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     (d) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.
     (e) This Guaranty will be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each Subsidiary Guarantor hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York, for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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          IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

THE GUARANTORS, named on Schedule 1 hereto
By:	/s/ Marc D. Bassewitz
	Name:	Marc D. Bassewitz
	Title:	Senior Vice President

ACKNOWLEDGED, this 27th day of June, 2007, by the Backstop Providers.
[SIGNATURE PAGES FOLLOW]

ANSCHUTZ INVESTMENT COMPANY
By:	/s/ Scott Carpenter
	Name:	Scott Carpenter
	Title:	President

GOLDMAN, SACHS & CO.
By:	/s/ Donald Mullen
	Name:	Donald Mullen
	Title:	Managing Director

SPECIAL VALUE OPPORTUNITIES FUND, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SPECIAL VALUE EXPANSION FUND, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SPECIAL VALUE CONTINUATION PARTIES, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard M. Levkowitz
	Name:	Howard M. Levkowitz
	Title:	Managing Partner

SCHEDULE 1
SUBSIDIARY GUARANTORS
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BALLY REFS WEST HARTFORD, LLC
BALLY TOTAL FITNESS OF CONNECTICUT COAST, INC.
BALLY TOTAL FITNESS OF CONNECTICUT VALLEY, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
BALLY TOTAL FITNESS OF UPSTATE NEW YORK, INC.
BALLY TOTAL FITNESS OF COLORADO, INC.
BALLY TOTAL FITNESS OF THE SOUTHEAST, INC.
HOLIDAY/ SOUTHEAST HOLDING CORP.
BALLY TOTAL FITNESS OF CALIFORNIA, INC.
BALLY TOTAL FITNESS OF THE MID-ATLANTIC, INC.
BTF/CFI, INC.
BALLY TOTAL FITNESS OF GREATER NEW YORK, INC.
JACK LA LANNE HOLDING CORP.
BALLY SPORTS CLUBS, INC.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
BALLY TOTAL FITNESS OF PHILADELPHIA, INC.
BALLY TOTAL FITNESS OF RHODE ISLAND, INC.
RHODE ISLAND HOLDING COMPANY
BALLY TOTAL FITNESS OF THE MIDWEST, INC.
BALLY TOTAL FITNESS OF MINNESOTA, INC.
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.
BALLY TOTAL FITNESS FRANCHISING, INC.